AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

ARTICLES OF AMENDMENT

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND:    Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 2-605(a)(2) of the Maryland General Corporation Law, the Board of Directors of the Corporation has duly adopted resolutions authorizing renaming of duly established and allocated series of the Corporation's stock as follows:

Old Series Name	New Series Name
Alternative Income Fund	AC Alts Alternative Income Fund
Alternative Equity Fund	AC Alts Alternative Equity Fund
Multi-Strategy Alternatives Fund	AC Alts Multi-Strategy Alternatives Fund

IN WITNESS WHEREOF, AMERICAN CENTURY CAPITAL PORTFOLIOS, INC. has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 27th day of January, 2015.

ATTEST:	AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

/s/ Otis H. Cowan	By: /s/ Charles A. Etherington
Otis H. Cowan	Charles A. Etherington
Assistant Secretary	Senior Vice President

THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.

Dated:January 27, 2015	/s/ Charles A. Etherington
Charles A. Etherington, Senior Vice President